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                                                                   EXHIBIT 10.06

                            CONFIDENTIAL AGREEMENT
                         AND GENERAL RELEASE OF CLAIMS

          THIS CONFIDENTIAL AGREEMENT AND GENERAL RELEASE OF CLAIMS (the "Agreement") dated April 23, 2001 is between George Bell ("Employee") and At Home Corporation, doing business as Excite@Home (the "Company"), a Delaware corporation. As used in this Agreement, the Company refers to At Home Corporation and all parents, subsidiaries, divisions, predecessors, and successors of At Home Corporation.

          WHEREAS, Employee wishes to resign his positions as Chief Executive Officer and Chairman; and

          WHEREAS, Company wishes to retain Employee for transition and consultation services;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

          1.   Resignation as an Officer and Board Member of the Company.
               ---------------------------------------------------------
Employee's employment as Chief Executive Officer and Chairman of the Company will terminate effective as of April 23, 2001 (the "Separation Date") and Employee will resign from such positions on the Separation Date. On the Separation Date, Employee will also resign from the Company's Board of Directors, effective as of the Separation Date. Employee will continue as an employee for the period from the Separation Date through June 30, 2001 (the "Interim Employment Period"). During the Interim Employment Period, Employee will make himself available at mutually convenient times as requested by the Company's Chief Executive Officer and will be entitled to reimbursement for his reasonable business expenses on the same basis applicable to management employees of the Company generally (not to exceed $10,000.00 unless Employee is specifically requested to perform activities where his expenses would exceed this amount). Notwithstanding this employment, Employee shall be free to simultaneously engage in other activities chosen by Employee, including full-time employment with any other entities, during the Interim Employment Period.

          2.   Obligations of the Company.
               --------------------------

               a. In exchange for the release of claims and other promises set forth in this Agreement and the attached Addendum A, the Company agrees to provide Employee with the following benefits:

                   (1) Employee will receive his current base salary of $400,000 per year (the "Base Salary") and all other unpaid compensation and benefits accrued through the Separation Date (less applicable withholding).

                   (2) The Company will pay Employee an amount equal to Employee's Base Salary in accordance with the Company's normal payroll practices during the Interim Employment Period, less applicable withholding. In addition, if any performance bonus is paid
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by the Company to the Company's Section 16 officers for calendar year 2001, at the time such payment is made to the Company's Section 16 officers, Employee will be paid fifty percent (50%) of any performance bonus that he would have received as such a Section 16 officer if his employment as a Section 16 officer had not been terminated and without regard to Employee's performance, less applicable withholding.

                   (3) The Company will provide Employee with all existing employee benefit plan insurance coverage (other than any new grants of stock options and Section 401(k) plan eligibility) to the extent permitted by the Company's employee benefit plans for the Interim Employment Period at the Company's expense. Thereafter, Employee will be eligible to purchase independently the identical healthcare insurance coverage programs as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The Company will pay Employee's COBRA premiums (on a tax-free basis) through September 30, 2001.

                   (4) With respect to any Company stock options held by Employee as of the Separation Date, such stock options will continue to vest and remain exercisable during the Interim Employment Period. Thereafter, all such options to purchase shares of the Company's Common Stock will cease vesting but will remain exercisable until May 23, 2002. All of your options shall become nonqualified stock options. Employee will not purchase (other than pursuant to the exercise of his stock options) or sell Company Common Stock until the earlier of (a) the opening of the trading window for the Company's Section 16 officers or (b) two days following the release of the Company's Q2 2001 earnings.

                   (5) Employee's obligation to repay to the Company a loan from the Company in the amount of $500,000, pursuant to a promissory noted dated January 30, 2001 (attached hereto as Exhibit A), is extended until December 31, 2001; provided that Employee is in full compliance with his obligations set forth in Section 3, below; and provided further that any shares of the Company's Common Stock or other property that secures such loan will remain subject to the applicable pledge agreement or security agreement until the loan is fully repaid. On December 31, 2001, the Company will forgive the interest accrued on this loan pursuant to the terms of the promissory note; provided that Employee is in full compliance with his obligations set forth in Section 3, below.

                   (6) Employee will continue to have access to the services of an executive assistant located in Boston, Massachusetts during the Interim Employment Period at the Company's expense. The Company will pay the COBRA premiums (on a tax-free basis) for Employee's executive assistant through September 30, 2001.

               b. Employee understands and acknowledges that Employee will not be entitled to any benefits or payments from the Company other than those expressly set forth in this Section 2. Employee acknowledges and agrees that this Agreement supersedes the terms set forth in his Employment Agreement effective May 28, 1999 (attached hereto as Exhibit B) and the Employee's and the Company's obligations under such Employment Agreement are hereby terminated in their entirety, effective as of the Separation Date.

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     3.   Obligations of Employee. In exchange for the benefits described above
          -----------------------
in Section 2, Employee agrees to the following:

          a. Employee agrees to promptly provide the Company with any available information relating to work previously performed by Employee for the Company upon reasonable notice and request from the Company for a period of up to one year from the end of the Interim Employment Period.

          b. Employee will be bound by and comply with the terms of the Employee Invention Assignment and Confidentiality Agreement (a copy of which is attached to this Agreement as Exhibit C). Employee will return all Company property (unless otherwise agreed in writing) and all confidential and proprietary information in Employee's possession to the Company within five business days from the end of the Interim Employment Period. Notwithstanding the foregoing, the Company-owned computers, monitors and related equipment presently used by Employee and Caren Bordelon will become the property of Employee and Caren Bordelon, respectively, subject to the Company's right to purge such equipment of all confidential information relating to the Company in accordance with the Company's normal procedures provided the resale value of such equipment shall not exceed $6,000.00. Employee will deliver a list of such equipment to the Company within 10 days of the Effective Date.

          c. Employee will not solicit, or initiate any solicitation of any Company employee to leave his/her employment with the Company (excluding Employee's executive assistant) to commence a relationship with Employee or any other employer for a period ending one (1) year following the end of the Interim Employment Period.

     4.   Release. In exchange for the benefits described in Section 2, Employee
          -------
agrees to execute the release (the "Release") attached to this Agreement as "Addendum A" on or promptly following the Separation Date and to execute a substantially identical Release (appropriately modified by the Company to reflect the new date of execution) at the end of the Interim Employment Period subject, in each case, to the Company also executing such Release.

     5.   Arbitration. Any claim, dispute, or controversy arising out of or in
          -----------
any way relating to this Agreement or the alleged breach of this Agreement will be submitted by the parties to binding arbitration in Santa Clara County, California by JAMS or by a judge to be mutually agreed upon. This Section 5 will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Employee's obligations under Employee's Confidentiality Agreement and Employee's obligations under Section 3 hereof.

     6.   Attorneys' Fees. The  prevailing party will be entitled to recover
          ----------------
from the losing party its attorneys' fees and costs (including expert witness fees) incurred in any arbitration, lawsuit or other proceeding brought to enforce any right arising out of this Agreement.

     7.   Confidentiality. Each party acknowledges that such party has not
          ---------------
disclosed any of the terms of this Agreement to anyone other than such party's counsel and/or Employee's spouse/domestic partner. Each party agrees, on behalf of itself and its agents, to the extent permitted by law, not to disclose, or to take every reasonable precaution to prevent disclosure of,

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any of the terms of this Agreement or consideration for this Agreement (the
"Settlement Information") to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Each party agrees to take every reasonable precaution to disclose Settlement Information only to such party's attorney, accountant, tax authorities, and Employee's spouse/domestic partner, if and only if these individuals have a reasonable and justifiable need to know of such Settlement Information, provided, however, that any person or entity to whom such disclosure is made will, prior to disclosure and to the extent permitted by law, acknowledge the confidentiality of such information and agree to keep such information confidential. Each party acknowledges that the confidentiality of the terms of this Agreement is a material inducement to such party in entering into it. Any dispute concerning this confidentiality provision will be resolved through arbitration before JAMS in Santa Clara County, California (the "Arbitrator") pursuant to Section 5.

     8.   Non-Disparagement; Press Release. Employee agrees to refrain from
          --------------------------------
disparagement, criticism, defamation or slander of the Company or any of its employees, officers, directors, agents, products or services to anyone, including but not limited to other employees and any past, present or prospective customers. The Company agrees to maintain its neutral reference policy in regard to Employee and refrain from disparagement, criticism, defamation and slander of Employee.

     9.   No Admission of Liability. The Company and Employee understand and
          -------------------------
acknowledge that this Agreement constitutes a compromise and settlement. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement will be deemed or construed to be (a) an admission of the truth or falsity of any claims or (b) an acknowledgment or admission by a party of any fault or liability whatsoever to the other party or to any third party.

     10.  No Knowledge of Wrongdoing. Employee has no knowledge of any
          --------------------------
wrongdoing involving improper or false claims against a federal or state governmental or regulatory agency, including listing agencies or exchange or other wrongdoing, that involves Employee or other present or former Company employees.

     11.  Successors.  The provisions of this Agreement will extend and inure
          ----------
to the benefit of, and be binding upon the respective legal successors and assigns of the Company and Employee in addition to the Company and Employee.

     12.  Integration. This Agreement constitutes the entire Agreement between
          -----------
the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations and Agreements, whether written or oral with the exception of Employee's obligations under the Confidentiality Agreement and/or any surviving stock option agreements with respect to such subject matter.

     13.  No Oral Modification. This Agreement may not be altered or amended
          --------------------
except by a written document executed by Employee and the Company.

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     14.  Governing Law. This Agreement will in all respects be governed by the
          -------------
laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

     15.  Effective Date. This Agreement is effective as of April 23, 2001,
          --------------
provided that the Release, and the Company's obligations pursuant to Section 2 above, shall become effective on the eighth day after the Release has been signed by both parties (the "Effective Date"), unless sooner revoked by Employee. If Employee desires to revoke the Release, Employee must deliver or cause to be delivered a written statement of revocation from Employee prior to the Effective Date to Leilani Gayles at the Company.

     16.  No Representations. Each party represents that it has had the
          ------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     17.  Counterparts. This Agreement may be executed in counterparts, and each
          ------------
counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

     18.  Severability. In the event that any one or more of the provisions
          ------------
contained herein will for any reason be held to be unenforceable in any respect under any statute, rule or law of any state or of the United States of America, such unenforceability will not affect any other provision of this Agreement, but, with respect only to the jurisdiction holding the provision to be

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unenforceable, this Agreement will then be construed as if such unenforceable provision or provisions had never been contained herein.

EMPLOYEE:                                       EXCITE@HOME:



George Bell                                     ___________________________
                                                By:
                                                Title:
__________________________
Signature

Date: ____________________                      Date: _____________________

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                                  ADDENDUM A

          THIS GENERAL RELEASE OF CLAIMS ("Release") is between George Bell ("Employee") and At Home Corporation, doing business as Excite@Home ("Excite@Home" ), a Delaware corporation.

          1.   Payment of Separation Benefits. Excite@Home has agreed that if
               ------------------------------
Employee signs this Release and signs an additional release on or after his last day of employment, it will provide Employee the benefits (the "Separation Benefits") set forth in Employee's Confidential Agreement and General Release of Claims dated April 23, 2001 (the "Separation Agreement"). Employee understands that he is not entitled to these Separation Benefits unless he signs this Release. Employee understands that in addition to the Separation Benefits the Company will pay him all of his accrued salary and vacation, to which Employee is entitled by law.

          2.   Release.
               -------

               (a) Employee and Excite@Home, on behalf of themselves and their respective heirs, executors, successors and assigns, hereby fully and forever release each other and their respective heirs, executors, successors, agents, officers and directors, from and agree not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that either of them may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time prior to and including the date hereof (collectively, the "Released Matters"), including without limitation,

                    (1) any and all claims relating to or arising from Employee's employment or consulting relationship with Excite@Home and the termination of either such relationship;

                    (2) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of, shares of stock of Excite@Home, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                    (3) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                    (4) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining

Notification Act, Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, and the California Labor Code section 201, et. seq.;

                    (5) any and all claims for violation of the federal, or any state, constitution;

                    (6) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

                    (7)  any and all claims for attorneys' fees and costs; and

                    (8) any and all claims either Excite@Home or Employee may have against the other for any acts by either occurring at any time prior to the execution of this Release.

Each of the parties agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the parties to fully and completely release all claims whatsoever in any way relating to the Employee' employment with Excite@Home and to the termination of such employment. This release does not extend to any obligations incurred under the Separation Agreement, the promissory note attached thereto or the stock options referred to therein.

               (b) Employee represents that Employee has no lawsuits, claims or actions pending in Employee's name, or on behalf of any other person or entity, against Excite@Home or any other person or entity referred to herein. Employee also represents that Employee does not intend to bring any claims on Employee's own behalf against Excite@Home or any other person or entity referred to herein.

               (c) Employee and Excite@Home acknowledge that they have been advised by legal counsel and are familiar with Section 1542 of the Civil Code of the State of California, which states:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Excite@Home and Employee each expressly waives any right or benefit which they have or may have under Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Delaware. The parties acknowledge that in the future they may discover claims or facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Release, and that each of Employee and Excite@Home intends to fully, finally, and forever settle all of the Released matters in exchange for the Separation Benefits. This release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

     3.   Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges
          ---------------------------------------------
that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and Excite@Home agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Release, Employee acknowledges that the consideration given for this Release in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that:

          (a) Employee should consult with an attorney prior to executing this Release;

          (b) Employee has had at least twenty-one (21) days within which to consider this Release, although Employee may accept the terms of this Release at any time within those 21 days;

          (c) Employee has seven (7) days following the execution of this Release by the parties to revoke this Release; and

          (d) This Release will not be effective until the revocation period has expired.

     4.   Voluntary Execution of Release. This Release is executed voluntarily
          ------------------------------
and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

          (a)  they have read this Release;

          (b) they have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) they understand the terms and consequences of this Release and of the releases it contains;

          (d) they are fully aware of the legal and binding effect of this Release.

EMPLOYEE HAS CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT, BY SIGNING THIS RELEASE, EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST EXCITE@HOME. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THE SEPARATION AGREEMENT.


EMPLOYEE                                     EXCITE@HOME



_____________________________                By:  ______________________________

                                      -3-
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Signature
                                             Title: ____________________________

Date:_________________________
                                             Date: _____________________________

                                      -4-